                                                                               .
                                                                               .
                                                                               .

                                                                     Exhibit 8.1

                              LIST OF SUBSIDIARIES

                                                                                        % DIRECT AND   % DIRECT AND
                                                                                          INDIRECT       INDIRECT
                                                                         COUNTRY OF       ECONOMIC        VOTING
               SUBSIDIARY(1)                      LINE OF BUSINESS      INCORPORATION     INTEREST       INTEREST
------------------------------------------    -----------------------   -------------   ------------   ------------
SOS Telecomunicaciones, S.A. de C.V           Region 9 cellular            Mexico           100.0          100.0
Comunicaciones Celulares de Occidente,
S.A. de C.V.(1)                               Region 5 cellular            Mexico           100.0          100.0
Sistemas Telefonicos Portatiles Celulares,    Region 6 cellular            Mexico           100.0          100.0
S.A. de C.V.
Telecomunicaciones del Golfo,                 Region 7 cellular            Mexico           100.0          100.0
S.A. de C.V.
Iusacell, S.A. de C.V.                        Sales and marketing          Mexico           100.0          100.0
Sistecel, S.A. de C.V.                        Administrative services      Mexico           100.0          100.0
Iusatel, S.A. de C.V.                         Long distance                Mexico            94.9           49.0
Iusatel USA, Inc.(2)                          Long distance U.S.        United States        94.9           49.0
Iusatelecomunicaciones, S.A. de C.V.          Local wireless               Mexico            94.9           49.0
Punto-a-Punto Iusacell, S.A. de C.V.          Microwave transmission       Mexico            94.9           49.0
Infotelecom, S.A. de C.V.                     Paging                       Mexico            49.0           49.0
Inmobiliaria Montes Urales 460,               Real estate                  Mexico           100.0          100.0
S.A. de C.V.
Iusanet, S.A. de C.V.                         Services                     Mexico           100.0          100.0
Editorial Celular, S.A. de C.V.               Publishing                   Mexico            40.0           40.0
Grupo Portatel, S.A. de C.V.                  Region 8 cellular            Mexico           100.0          100.0
Portatel del Sureste, S.A. de C.V.(3)         Region 8 cellular            Mexico           100.0          100.0
Mexican Cellular Investment, Inc.             Holding company for
                                              Comunicaciones
                                              Celulares de
                                              Occidente, S.A. de C.V.   United States       100.0          100.0

---------------

         (1)      This is a list of the active subsidiaries of Iusacell Celular.

         (2)      Held through Mexican Cellular Investment, Inc.

         (3)      Held through Iusatel, S.A. de C.V.

         (4)      Held through Grupo Portatel, S.A. de C.V.

                                       80